Exhibit 31.1
CHIEF EXECUTIVE OFFICER CERTIFICATION
I, Raymond A. Jean, certify that:
1.	I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of Quanex Corporation (the “Registrant”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
June 8, 2007

/s/ Raymond A. Jean
Raymond A. Jean
Chairman of the Board, President and Chief Executive Officer
(Principal Executive Officer)